May 8, 2019

Sprott ETF Trust

c/o Sprott Asset Management LP

Royal Bank Plaza

200 Bay Street

Toronto, Ontario, Canada M5J 21J1

Re:	Opinion of Counsel Relating to the Registration Statement Filed on Form N-14 Under the Securities Act of 1933

Ladies and Gentlemen:

We have been requested by Sprott ETF Trust, a Delaware statutory trust (the “Trust”) established under an Agreement and Declaration of Trust dated January 3, 2018 (the “Declaration”), for our opinion with respect to certain matters relating to the Sprott Gold Miners ETF and Sprott Junior Gold Miners ETF (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), each a series of the Trust. We understand that the Trust has filed a Registration Statement on Form N-14 with the U.S. Securities and Exchange Commission (“SEC”) for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), in connection with the following proposed transactions: (i) the acquisition by Sprott Gold Miners ETF, a series of the Trust, of all of the assets of Sprott Gold Miners ETF, a series of ALPS ETF Trust (an “Acquired Fund”), in exchange solely for shares of such Acquiring Fund, and the assumption by Sprott Gold Miners ETF, a series of the Trust, of all the liabilities of such Acquired Fund pursuant to an Agreement and Plan of Reorganization (the “Plan”), the form of which is included in the Registration Statement on Form N-14; and (ii) the acquisition by Sprott Junior Gold Miners ETF, a series of the Trust, of all of the assets of Sprott Junior Gold Miners ETF, a series of ALPS ETF Trust (an “Acquired Fund” and, collectively with Sprott Gold Miners ETF, a series of ALPS ETF Trust, the “Acquired Funds”), in exchange solely for shares of Sprott Junior Gold Miners ETF, a series of the Trust, and the assumption by such Acquiring Fund of all the liabilities of such Acquired Fund pursuant to the Plan.

We have been requested by the Trust to furnish this opinion as an exhibit to the Registration Statement on Form N-14. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

We have examined a copy of the Trust’s Declaration, the Trust’s By-Laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements,

certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, and assuming the approval by shareholders of the Acquired Funds, it is our opinion that the shares of each Acquiring Fund currently being registered, when issued in accordance with the Plan and the Trust’s Declaration and By-Laws, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to matters of Delaware law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the SEC as an exhibit to the Trust’s Registration Statement on Form N-14. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP

BLS/ADJ